UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 17, 2025

Paramount Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-36746	32-0439307
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1633 Broadway New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 237-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common stock of Paramount Group, Inc., $0.01 par value per share	PGRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On September 17, 2025, Paramount Group, Inc., a Maryland corporation (the “Company”), Paramount Group Operating Partnership LP, a Delaware limited partnership and a subsidiary of the Company (the “Operating Partnership” and, together with the Company, the “Company Parties”), Rithm Capital Corp., a Delaware corporation (“Parent”), Panorama REIT Merger Sub, Inc., a Maryland corporation and a wholly owned subsidiary of Parent (“REIT Merger Sub”), Panorama Operating Merger Sub LP, a Delaware limited partnership and a wholly owned subsidiary of Parent (“Operating Merger Sub” and, collectively with REIT Merger Sub and Parent, the “Parent Parties”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, (i) Operating Merger Sub will be merged with and into the Operating Partnership with the Operating Partnership surviving the merger (the “Partnership Merger”) and (ii) immediately following the consummation of the Partnership Merger, the Company will be merged with and into REIT Merger Sub with REIT Merger Sub surviving the merger (the “Surviving Entity” and such merger, “Company Merger” and, together with the Partnership Merger, the “Mergers” and collectively with the other transactions contemplated by the Merger Agreement, the “Transactions”). Upon completion of the Partnership Merger, the Operating Partnership will become a wholly-owned subsidiary of Parent, and upon completion of the Company Merger, the Surviving Entity will become a wholly-owned subsidiary of Parent. Each capitalized term used herein but not otherwise defined has the meaning given to it in the Merger Agreement.

The Mergers and the other Transactions were approved and declared advisable by the board of directors of the Company (the “Company Board”).

Merger Consideration

Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Partnership Merger (the “Partnership Merger Effective Time”), each Common Unit of the Operating Partnership (each, a “Operating Partnership Common Unit”) that is issued and outstanding immediately prior to the Partnership Merger Effective Time will be automatically cancelled and converted into the right to receive an amount in cash equal to the product of (i) the Conversion Factor (as defined in the Second Amended and Restated Limited Partnership Agreement of the Operating Partnership, dated as of October 26, 2020, by and between the Company and the limited partners party thereto (the “OP Agreement”)) in effect on such date with respect to such Operating Partnership Common Units multiplied by (ii) $6.60, without interest (the “Partnership Merger Consideration”).

Notwithstanding the foregoing, each issued and outstanding Operating Partnership Common Unit held by (i) the Parent Parties or any of their respective subsidiaries or (ii) the Company or any of its subsidiaries (the “Acquired Companies”) as of the Partnership Merger Effective Time will be automatically retired and will cease to exist, and no consideration will be paid, nor will any right inure or be made with respect to such Operating Partnership Common Units in connection with or as a consequence of the Mergers.

Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Company Merger (the “Company Merger Effective Time”), each share of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) that is issued and outstanding immediately prior to the Company Merger Effective Time will be automatically cancelled and converted into the right to receive an amount in cash equal to $6.60 per share, without interest (the “Company Merger Consideration”).

Notwithstanding the foregoing, each issued and outstanding share of Company Common Stock held by (i) the Parent Parties or (ii) any of their respective subsidiaries or any of the Acquired Companies as of the Company Merger Effective Time will be automatically retired and will cease to exist, and no consideration will be paid, nor will any right inure or be made with respect to such shares of Company Common Stock in connection with or as a consequence of the Mergers.

Company Compensatory Awards

At the Company Merger Effective Time and as a result of the Company Merger, (i) each option to purchase shares of Company Common Stock that is outstanding immediately prior to the Company Merger Effective Time will be cancelled for no consideration and (ii) each restricted share of Company Common Stock that is outstanding immediately prior to the Company Merger Effective Time will be cancelled and converted into the right to receive a cash payment equal to the Company Merger Consideration (subject to applicable tax withholding), without interest.

Operating Partnership Compensatory Awards

At the Partnership Merger Effective Time, (i) each award of long-term incentive plan units of the Operating Partnership (the “Operating Partnership LTIP Units”) that are subject only to time-based vesting conditions will become vested in full (to the extent such award does not otherwise vest in full as a consequence of the Mergers pursuant to its terms) and (ii) each award of appreciation only Operating Partnership LTIP Units (the “Operating Partnership AOLTIP Units”) that vests based on the achievement of certain performance goals, and that is unvested and outstanding immediately prior to the Partnership Merger Effective Time, will become vested in full (with the applicable performance goals being deemed satisfied at the “maximum” level of performance). Subject to certain exceptions, all Operating Partnership LTIP Units and all Operating Partnership AOLTIP Units outstanding immediately prior to the Partnership Merger Effective Time will be converted into Operating Partnership Common Units based on the applicable conversion factor set forth in the OP Agreement and such Operating Partnership Common Units will be cancelled and converted into the right to receive the Partnership Merger Consideration. Certain Operating Partnership LTIP Units will be cancelled and converted into the right to receive an amount in cash equal to the product of (x) the applicable conversion factor set forth in the OP Agreement and (y) the Company Merger Consideration (subject to applicable tax withholding), without interest.

Closing Conditions

The consummation of the Mergers is subject to certain customary closing conditions, including, among others, the approval of the Company Merger by the affirmative vote of the holders of shares of Company Common Stock entitled to cast a majority of all the votes entitled to be cast at a stockholders meeting on the Company Merger (the “Stockholder Approval”). The obligations of the parties to consummate the Mergers are not subject to any financing condition or the receipt of any financing by the Parent Parties.

Representations, Warranties and Covenants

The Merger Agreement contains customary representations, warranties and covenants, including, among others, covenants by the Company to conduct its business in all material respects in the ordinary course consistent with past practice, subject to certain exceptions, during the period between the execution of the Merger Agreement and the consummation of the Mergers. The Merger Agreement also requires the Company to convene and hold a stockholders’ meeting for the purpose of obtaining the Stockholder Approval.

Prohibition on Solicitations of Transactions

The Company has agreed to promptly cease any solicitations, discussions, or negotiations with any person with respect to any Competing Proposal and not, directly or indirectly, to solicit, initiate, provide any non-public information in response to, or knowingly facilitate any inquiry or the making of any proposal that constitutes, or could reasonably be expected to lead to, a Competing Proposal or enter into any acquisition agreement with respect to a Competing Proposal. Prior to obtaining Stockholder Approval, the Company may, upon receipt of a Competing Proposal that constitutes, or would reasonably be expected to lead to, a Superior Proposal, participate or engage in discussions or negotiations with, or furnish information relating to any of the Acquired Companies to, a person or group of persons making such a Competing Proposal. Prior to obtaining the Stockholder Approval, the Company Board may, in certain circumstances, effect an Adverse Recommendation Change, subject to complying with specified notice and other terms and conditions set forth in the Merger Agreement.

Termination of the Merger Agreement; Termination Payment

The Merger Agreement contains customary termination rights, including the right of either party to terminate the Merger Agreement if the Mergers have not been completed by 11:59 p.m. (New York time) on March 17, 2026, if any governmental authority of competent jurisdiction has issued a final, non-appealable order permanently restraining or otherwise prohibiting the Transactions, or the Stockholder Approval has not been obtained upon a vote taken at the stockholders’ meeting or any adjournment or postponement thereof. The Merger Agreement also may be terminated by the Company under certain circumstances, including if, prior to obtaining the Stockholder Approval and after following certain procedures and adhering to certain restrictions, the Company Board effects an Adverse Recommendation Change in connection with a Superior Proposal and the Company pays the Parent the Company Termination Payment (as defined below) or due to certain uncured material breaches of the Merger Agreement by Parent. In addition, Parent may terminate the Merger Agreement under certain circumstances and subject to certain restrictions, including if, prior to obtaining the Stockholder Approval, the Company Board effects an Adverse Recommendation Change or due to certain uncured material breaches of the Merger Agreement by the Company.

In certain circumstances further described in the Merger Agreement in connection with the termination of the Merger Agreement, the Company will be required to pay Parent a termination fee of $59.7 million (the “Company Termination Payment”).

Dividends

Pursuant to the terms of the Merger Agreement, the Company and its subsidiaries may declare and pay dividends to its stockholders in order for the Company and its subsidiaries to maintain its qualification as a real estate investment trust (“REIT”). Any such dividend would result in an offsetting decrease to the Company Merger Consideration and the Partnership Merger Consideration. No such dividend is currently anticipated.

The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference. The Merger Agreement has been attached as an exhibit to provide stockholders with information regarding its terms. It is not intended to provide any other factual or financial information about the Company Parties, the Parent Parties or any of their respective affiliates or businesses. The representations, warranties, covenants and agreements contained in the Merger Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties have been qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Stockholders should not rely on the representations, warranties, covenants and agreements contained in the Merger Agreement or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, the Parent Parties or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, the Parent Parties and their respective affiliates or businesses and the Transactions, each of which will be contained in or attached as an annex to the proxy statement that the Company will file in connection with the Transactions, as well as in the other filings that the Company will make with the Securities and Exchange Commission (“SEC”).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On September 17, 2025, in connection with the signing of the Merger Agreement, the Company Board approved the following actions relating to compensatory arrangements with certain of our named executive officers:

Executive Severance Plan

The Company Board approved an amendment (the “Severance Plan Amendment”) to the Company’s Executive Severance Plan, which covers Ermelinda Berberi, the Company’s Executive Vice President, Chief Financial Officer and Treasurer and one other executive officer of the Company.

Pursuant to the amendment, if a participating executive’s employment is terminated by the Company or one of its subsidiaries without cause during the 12-month period following a change in control of the Company (including the Mergers), the executive will be entitled to receive, in a single lump sum, (i) cash severance in an amount equal to two times the sum of the executive’s base salary and target annual bonus opportunity, (ii) a pro-rated bonus for the year of termination and (iii) an amount equal to the annual premium payable by us for the executive’s health and dental insurance. The foregoing severance payments and benefits are subject to the executive’s timely execution of a separation agreement and release with restrictive covenants, including noncompetition and nonsolicitation covenants for six months after termination of employment.

The foregoing description of the Severance Plan Amendment is qualified in its entirety by reference to the full text thereof, which will be filed as an exhibit to the Company’s report on Form 10-Q for the quarter ended September 30, 2025.

Retention Bonuses

The Company Board approved retention bonuses for certain key employees of the Company, including to the following named executive officers: Albert Behler, Chairman, Chief Executive Officer and President ($1,134,000), Peter Brindley, Executive Vice President, Head of Real Estate ($577,500), and Ermelinda Berberi ($475,000).

The retention bonuses were granted pursuant to a retention bonus letter agreement (each, a “Retention Agreement”) and will be paid within 30 days following the earlier to occur of (i) June 30, 2026, subject to the applicable executive’s continued employment, and (ii) the applicable executive’s termination of employment by the Company or its subsidiaries without cause (or, with respect to Messrs. Behler and Brindley, by the applicable executive for good reason), in each case, following the closing of the Mergers. Payment of the retention bonus will be subject to the executive’s continued compliance with restrictive covenants and, in connection with a qualifying termination of employment, timely execution and non-revocation of a general release of claims and continued compliance with restrictive covenants.

The foregoing description of the Retention Agreements is qualified in its entirety by reference to the full agreements with our named executive officers, which will be filed as an exhibit to the Company’s report on Form 10-Q for the quarter ended September 30, 2025.

Item 7.01	Regulation FD Disclosure.

On September 17, 2025, the Company issued a press release announcing the execution of the Merger Agreement. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in Item 7.01 of this report, including the information in Exhibit 99.1 attached to this report, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information in Item 7.01 of this report, including the information in Exhibit 99.1 attached to this report, shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act of 1933, as amended.

Additional Information and Where to Find It

This Current Report on Form 8-K relates to the proposed Mergers involving the Company Parties. In connection with the proposed Mergers, the Company will file a proxy statement on Schedule 14A with the SEC. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed Mergers. This Current Report on Form 8-K is not a substitute for the proxy statement or any other document which the Company may file with the

SEC. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED MERGERS THAT THE COMPANY FILES WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGERS. The definitive proxy statement, the preliminary proxy statement and any other documents filed by the Company with the SEC (when available) may be obtained free of charge at the SEC’s website at www.sec.gov or on the “Investors” section of our website at www.pgre.com.

Participants in the Solicitation

The Company and its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed Mergers. Information about the Company’s directors and executive officers and their ownership of the Company’s securities is set forth in the Company’s proxy statement on Schedule 14A for its 2025 annual meeting of stockholders, filed with the SEC on April 3, 2025, and subsequent documents filed with the SEC.

Additional information regarding the identity of participants in the solicitation of proxies, and a description of their direct or indirect interests in the proposed Mergers, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed Mergers when they become available.

Cautionary Statement Regarding Forward Looking Statements

Certain statements in this Current Report on Form 8-K regarding the proposed Mergers involving the Company Parties, including any statements regarding the expected timetable for completing the proposed Mergers, benefits of the proposed Mergers, future opportunities for the Company, and any other statements regarding the Company’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements made within the meaning of, and subject to the safe harbor created by, the U.S. Private Securities Litigation Reform Act of 1995. These statements are often, but not always, made through the use of words or phrases such as “believe,” “expect,” “anticipate,” “should,” “planned,” “will,” “may,” “intend,” “estimated,” “aim,” “on track,” “target,” “opportunity,” “tentative,” “positioning,” “designed,” “create,” “predict,” “project,” “seek,” “would,” “could”, “potential,” “continue,” “ongoing,” “upside,” and “increases,” and similar expressions.

All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) risks associated with the Company’s ability to obtain the stockholder approval required to consummate the proposed Mergers and the timing of the closing of the proposed Mergers, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the proposed Mergers would not occur, (ii) the outcome of any legal proceedings that may be instituted against the parties and others related to the Merger Agreement, (iii) the risk that stockholder litigation in connection with the proposed Mergers may affect the timing or occurrence of the proposed Mergers or result in significant costs of defense, indemnification and liability, (iv) unanticipated difficulties or expenditures relating to the proposed Mergers, the response of business partners and competitors to the announcement of the proposed Mergers, potential difficulties with the Company’s ability to retain and hire key personnel and maintain relationships with tenants and other third parties as a result of the proposed Mergers, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed Mergers, (v) changes affecting the real estate industry and changes in market and economic conditions, including tariffs, geopolitical tensions and elevated inflation and interest rates that may adversely impact the Company or its tenants, (vi) trends in the office real estate industry including telecommuting, flexible work schedules, open workplaces and teleconferencing (vii) increased or unanticipated competition in the real estate market, (viii) the uncertainties of real estate development, acquisition and disposition activity, (ix) maintenance of REIT status, (x) fluctuations in interest rates and the costs and availability of financing, (xi) the ability to enter into new leases or renew leases on favorable terms, (xii) dependence on tenants’ financial condition, and (xiii) those additional risks and factors discussed in reports filed with the SEC by the Company from time to time, including those discussed under the heading “Risk Factors” in its most recently filed report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 27, 2025, as updated by the Company’s subsequent periodic reports filed with the SEC, including the Company’s report on Form 10-Q for the quarterly period ended June 30, 2025, filed with the SEC on July 30, 2025. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. Investors should not place undue reliance upon forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of September 17, 2025, by and among Rithm Capital Corp., Panorama REIT Merger Sub, Inc., Panorama Operating Merger Sub LP, Paramount Group, Inc. and Paramount Group Operating Partnership LP.

99.1	Press Release, dated September 17, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARAMOUNT GROUP, INC.

Date: September 17, 2025	By:	/s/ Ermelinda Berberi
	Name:	Ermelinda Berberi
	Title	Executive Vice President, Chief Financial Officer and Treasurer